Exhibit 5.2

January 19, 2023

NeuroSense Therapeutics Ltd.

11 HaMenofim Street, Building B

Herzliya 4672562 Israel

Ladies and Gentlemen:

We have acted as United States counsel to NeuroSense Therapeutics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of up to $100,000,000 in aggregate amount of, among other things: (i) ordinary shares of the Company, no par value per share (the “Ordinary Shares”), (ii) one or more series of debt securities (the “Debt Securities”), the terms of which will be determined by the board of directors of the Company prior to the issuance thereof, (iii) warrants to purchase Ordinary Shares or Debt Securities (the “Warrants” and, collectively with the Debt Securities, the “Covered Securities”), the terms of which will be determined by the board of directors of the Company prior to the issuance thereof, (iv) rights to subscribe for and to purchase Ordinary Shares (the “Subscription Rights”) and (v) units, consisting of any combination of Ordinary Shares, Debt Securities, Warrants or Subscription Rights, securing the holder’s obligation to purchase the securities under the applicable stock unit agreement (the “Units”), pursuant to the Company’s Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.

We have reviewed the Registration Statement, including the form of prospectus included therein, the form of indenture filed as Exhibit 4.1 thereto and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed that, at the time of the issuance, sale and delivery of each issue of Covered Securities:

(i)	the execution, delivery and performance by the Company of the indenture in the form of Exhibit 4.1 to the Registration Statement and any indenture supplement thereto (collectively, the “Indenture”) and warrant agreement (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Covered Securities and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company;

NeuroSense Therapeutics Ltd.

January 19, 2023

(ii)	the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Covered Securities, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iii)	the prospectus included in the Registration Statement will describe the Covered Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Covered Securities offered thereby; and

(iv)	the Indenture and any supplements thereto will have been duly executed and delivered on behalf of the Company and a trustee qualified to act under applicable law and such indenture will have been qualified under the Trust Indenture Act of 1939, as amended.

We have also assumed that the Covered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents will be governed by the and construed in accordance with the laws of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any Covered Securities that are exercisable or exchangeable for, or convertible into, Ordinary Shares, the Company will have a sufficient number of authorized but unissued Ordinary Shares under its articles of association. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have assumed further that the Company is a company duly organized, validly existing and in good standing under the laws of the State of Israel and has all requisite power, authority and legal right to execute, deliver and perform its obligations under the Covered Securities and the Documents. With respect to all matters of laws of the State of Israel, we note that you are relying on an opinion of Gross & Co., dated as of the date hereof, which opinion is filed as Exhibit 5.1 to the Registration Statement.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

NeuroSense Therapeutics Ltd.

January 19, 2023

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that when, as and if:

(1) With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) the Indenture (including any supplements thereto) has been duly executed and delivered on behalf of the Company and a trustee qualified to act under applicable law and such Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (iii) all necessary corporate action has been taken by the Company to authorize, execute and deliver the Indenture and any necessary supplement thereto and to authorize the form, terms, execution and delivery of any Debt Securities; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (v) any Ordinary Shares issuable upon the conversion of such Debt Securities, as applicable, have been duly and validly authorized and reserved for issuance and sale and (vi) such Debt Securities have been duly executed by the Company and authenticated by the Indenture trustee in accordance with the Indenture and any applicable indenture supplement and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of the Debt Securities and plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2) With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver any warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for such Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) any Ordinary Shares or any Debt Securities purchasable upon the exercise of such Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale; (v) the warrant agreement, if any, with respect to the Warrants has been duly authorized, executed and delivered by the Company and the warrant agent and (vi) the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of the Warrants and plan of distribution, then, upon the happening of such events, such Warrants (including any Warrants to be issued by the Company upon the conversion or exercise of other securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

NeuroSense Therapeutics Ltd.

January 19, 2023

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest; (v) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received, (vi) restrictions upon transfers, pledges or assignments of a party’s rights under the Indenture (including any supplement thereto), or (vii) provisions purporting to make a party’s determination conclusive.

Our opinion above is qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus relating to the offer and sale of the Covered Securities constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP